UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2019

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way,	Parsippany,	New Jersey	07054
(Address of principal executive offices)			(Zip Code)

(973) 822-7000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2019, Zoetis Inc. (the “Company”) entered into a letter agreement with Clinton A. Lewis, Jr. setting forth the terms of his departure from the Company. Pursuant to the letter agreement, Mr. Lewis’ service as Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics, Aquatic Health and Human Medical Diagnostics will end on December 31, 2019, and he will remain with the Company as an employee advisor assisting with the transition of his duties until February 29, 2020.
Mr. Lewis' departure on February 29, 2020 will be treated as a termination of employment without cause under the Company’s Executive Severance Plan and a termination of employment due to a restructuring event for purposes of his equity awards. Accordingly, Mr. Lewis will be entitled to (a) cash severance payments in an aggregate amount equal to 12 months base salary and his target annual incentive opportunity, (b) continued health insurance coverage at active employee rates, continued Company-sponsored life insurance coverage and outplacement benefits for 12 months post-termination, (c) full vesting of his stock options that are unvested as of the date of termination and (d) prorated vesting of his restricted stock units, subject in the case of performance-based restricted stock units to the satisfaction of applicable performance goals. In addition, the Company will continue to make available to Mr. Lewis the accounting firm that has been providing him with tax advice in connection with his prior Company assignment outside the United States. The provision of such compensation and benefits is subject to Mr. Lewis' execution of a release of claims and compliance with restrictive covenants concerning nondisclosure and nondisparagement, which are perpetual, noncompetition for one year post-termination, and non-interference with, or nonsolicitation of, customers, business relations, employees and other service providers of the Company for two years post-termination.
The foregoing description of the terms and conditions of the letter agreement with Mr. Lewis does not purport to be complete and is qualified in its entirety by reference to such letter agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Letter Agreement, dated as of December 9, 2019, by and between Clinton A. Lewis, Jr. and Zoetis Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: December 12, 2019